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                                                                   EXHIBIT IV

                          CERTIFICATE OF DESIGNATION OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                                GEOKINETICS INC.

                        Pursuant to Section 151(g) of the

                General Corporation Law of the State of Delaware

                  The undersigned, Jay D. Haber, President of Geokinetics Inc., a Delaware corporation (the "Corporation"), does hereby state and certify that the Board of Directors of the Corporation, by unanimous written consent dated as of July 10, 1997, duly adopted the following resolution providing for the issuance of a series of its Preferred Stock, par value $10.00 per share(the "Preferred Stock"), and further providing for the designation, powers, preferences, and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, all in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of
Delaware:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by Article FOURTH of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), a series of Preferred Stock of the Corporation be, and hereby is, created out of the authorized but unissued shares of capital stock of the Corporation and authorized to be issued, such series to be designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"), to consist of 187,500 shares, par value $10.00 per share, of which the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, shall be, in addition to those set forth in the Corporation's Certificate of Incorporation, as follows:

                  1. Dividends. Holders of shares of Series A Convertible Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available for payment, dividends payable in cash, evidences of indebtedness, assets or property other than cash, or securities of the Corporation, at the same rate as such dividends are declared with respect to shares of Common Stock (as defined in paragraph 3(a) below). In connection therewith, the shares of Series A Convertible Preferred Stock held by each holder shall be deemed to represent that number of shares of Common Stock into which they are then convertible, rounded to the nearest 1/100th of a share. Dividends will be payable to holders of record of the Series A Convertible Preferred Stock as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board.

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                  No dividends may be paid upon or declared or set apart for the
         Series A Convertible Preferred Stock for any dividend period unless:

                           (a) as to each series of Preferred Stock entitled to
                  cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

                           (b) as to all series of Preferred Stock (including
                  the Series A Convertible Preferred Stock), dividends for the current dividend period shall have been paid or be or have been declared and a sum sufficient for the payment thereof set apart ratably in accordance with the amounts which would be payable as dividends on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full.

                  No dividend in respect of past dividend periods shall be paid upon or declared and set apart for payment on any of the Preferred Stock entitled to cumulative dividends unless there shall be or have been declared and set apart for payment on all outstanding shares of Preferred Stock entitled to cumulative dividends, dividends for past dividend periods ratably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full.

                  So long as any shares of the Series A Convertible Preferred Stock are outstanding, the Corporation shall not pay or declare any dividend payable in cash, evidences of indebtedness, assets or property other than cash, or stock of the Corporation ranking equally with or senior to the Series A Convertible Preferred Stock in respect of dividends, or make any other distribution on the Common Stock or any other class or series of stock ranking equally with or junior to the Series A Convertible Preferred Stock in respect of dividends, unless the Corporation has paid, or at the same time pays or provides for the payment of, all accrued and unpaid dividends on the Series A Convertible Preferred Stock; provided, however, that the Corporation may pay less than the amount of all accrued and unpaid dividends on any class or series of stock ranking equally with the Series A Convertible Preferred Stock in respect of dividends if such payment is made ratably in accordance with the respective accrued and unpaid dividends on the Series A Convertible Preferred Stock and such class or series of stock ranking equally with the Series A Convertible Preferred Stock in respect of dividends. The Series A Convertible Preferred Stock shall rank junior as to dividends to any class or series of stock of the Corporation which is by its terms made senior as to dividends to the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock shall rank equally as to dividends with the Corporation's Common Stock and with all shares of the Corporation's Preferred Stock and any other class or series of stock of the Corporation which is expressly stated to rank on a parity as to dividends with the Series A Convertible Preferred Stock. For purposes of the Series A Convertible Preferred Stock, the amount of dividends "accrued" on any share of Series A Convertible Preferred Stock at any date shall be deemed to be the amount of any declared but unpaid dividends thereon.

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                  2. Liquidation Preference. The shares of Series A Convertible
         Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series A Convertible Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $10.00 per share (the "Liquidation Preference" of a share of Series A Convertible Preferred Stock) plus an amount equal to all cash dividends accrued and unpaid on the shares of Series A Convertible Preferred Stock to the date of final distribution. (For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series A Convertible Preferred Stock and any other preferred stock ranking on a parity as to liquidation preference with the Series A Convertible Preferred Stock (such other preferred stock and the Series A Convertible Preferred Stock hereinafter being collectively referred to in this paragraph 2 as the "Parity Preferred Stock") shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts thereon were payable in full. In liquidation, the Series A Convertible Preferred Stock shall be senior to the Corporation's Common Stock and senior to or pari passu with any other series of convertible Preferred Stock hereinafter authorized and issued by the Corporation, but junior to any series of Preferred Stock which does not have any conversion feature and which is hereinafter authorized and issued by the Corporation.

                  After payment to holders of the Series A Convertible Preferred Stock of the full preferential amounts as aforesaid, holders of the Series A Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business as of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 2.

                  3. Conversion. The holders of the Series A Convertible Preferred Stock shall have the following conversion rights:

                  (a) Automatic Conversion. Shares of Series A Convertible Preferred Stock automatically shall be converted into fully paid and non-assessable shares of Common Stock, at the conversion ratio (the "Conversion Ratio") of 13 1/3 shares of Common Stock for each share of Series A Preferred Stock (13 1/3:1), upon the filing by the Corporation of the Charter Amendment (as defined in subparagraph (e) below of this paragraph 3) with the Secretary of State of the State of Delaware. Upon the occurrence of any automatic

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         conversion of the Series A Convertible Preferred Stock, the holders thereof shall be entitled to the payment of all accrued and unpaid cash dividends through the date of such conversion.

                  Upon the occurrence of such automatic conversion of the Series A Convertible Preferred Stock, (i) the Corporation shall cause to be filed with the conversion agent and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock, in accordance with the notice provisions of subparagraph (d) of this paragraph 3, a notice of automatic conversion (a "Notice of Automatic Conversion") which sets forth the instructions for the surrender of all certificates representing shares of Series A Convertible Preferred Stock and (ii) as promptly as possible thereafter, the holders of such Series A Convertible Preferred Stock shall surrender for cancellation the certificates representing such shares at the office of the Corporation or of any conversion agent designated by the Corporation or the transfer agent for the Common Stock, all in accordance with the instructions contained in the Notice of Automatic Conversion. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, together with a check in the amount of all accrued but unpaid cash dividends on the Series A Convertible Preferred Stock through the date of such automatic conversion, and any fractional interest in respect of a share of Common Stock arising from such conversion shall be settled as provided in subparagraph (b) of this paragraph 3. Upon such automatic conversion date, the holders of shares of Series A Convertible Preferred Stock shall cease to be holders of Series A Convertible Preferred Stock and shall automatically become holders of shares of Common Stock, irrespective of whether or not the certificates for shares of Series A Convertible Preferred Stock shall have been properly surrendered for cancellation in accordance with the Notice of Automatic Conversion, and thereafter such shares of Series A Convertible Preferred Stock shall no longer be transferrable upon the books of the Corporation and such holders of shares of Series A Convertible Preferred Stock shall have no interest or claim against the Corporation with respect to such shares except the right to receive a certificate representing the shares of Common Stock into which such shares were converted, together with a check in the amount of all accrued but unpaid cash dividends on the Series A Convertible Preferred Stock through the date of conversion and payment of any cash in lieu of fractional interests as provided in subparagraph (b) of this paragraph 3.

                  The term "Common Stock" shall mean the Common Stock, par value $0.20 per share, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purposes of subparagraph (c) of this paragraph 3 the term "Common Stock" shall also mean and include stock of the Corporation of any class (other than Series A Convertible Preferred Stock), whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

                  (b) Cash Payment for Fractional Shares. No fractional shares or script representing fractions of shares of Common Stock shall be issued upon conversion of the

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         Series A Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as determined in a reasonable manner prescribed by the Board in its sole discretion) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Convertible Preferred Stock so surrendered.

                  (c) Adjustments to Conversion Ratio. The Conversion Ratio shall be adjusted from time to time as follows:

                           (i) In case the Corporation shall hereafter (A) pay a
                  dividend or make a distribution on the Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Ratio in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (i), the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board (whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Ratio between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                            (ii) If at any time after the date of issuance of
                  the shares of Series A Convertible Preferred Stock, the Corporation shall issue to all holders of its Common Stock or sell or fix a record date for the issuance to all holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than $0.75 (the "Placement Price") then, immediately after the date of such issuance or

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                  sale or on such record date, the number of shares of Common
                  Stock to be delivered upon the conversion of the Series A Convertible Preferred Stock shall be increased so that the holders of the Series A Convertible Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holder would have been entitled to receive immediately before the date of such issuance or sale on such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Placement Price, and the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be). Notwithstanding anything contained herein to the contrary, the provisions of this paragraph 3(c)(ii) shall not apply to any issuance of shares of Common Stock to employees, officers or directors of the Corporation pursuant to the exercise of options or pursuant to a stock option plan or other arrangements approved by the Board of Directors of the Corporation.

                           (iii) In case the Corporation shall distribute pro
                  rata to holders of shares of its Common Stock evidences of its indebtedness or assets (excluding any cash dividends payable in Common Stock or equity securities of the Corporation) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (other than shares of Common Stock referred to in subdivision (ii) above), then in each case the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible thereafter shall be determined by multiplying the number of shares of Common Stock into which each such share was convertible theretofore by a fraction, of which the numerator shall be the Average Market Price (as defined below) for a share of Common Stock on the record date mentioned below, and of which the denominator shall be such Average Market Price, less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of such evidences of indebtedness or assets or rights or warrants to subscribe which are applicable to one of the outstanding shares of Common Stock. Such adjustment shall be made whenever such a distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                            (iv) In any case in which this paragraph 3 shall
                  require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the

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                  Corporation with the conversion agent of the certificate of the chief financial officer of the Corporation required by subdivision (vi) of this subparagraph (c)) issuing to the holder of any share of Series A Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Ratio prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

                           (v) No adjustment in the Conversion Ratio shall be
                  required to be made unless such adjustment would require an increase or decrease of at least 1% of such Conversion Ratio; provided, however, that any adjustments which by reason of this subdivision (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be to the nearest 1/100th of a share. Anything in this paragraph 3 to the contrary notwithstanding, the Corporation shall be entitled to make such adjustment in the Conversion Ratio, in addition to those required by this paragraph 3, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

                           (vi) Whenever the Conversion Ratio is adjusted as
                  herein provided, (A) the Corporation shall promptly file with the conversion agent a certificate of the chief financial officer of the Corporation setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio shall forthwith be mailed by the Corporation to the holders of the Series A Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation.

                            (vii) In the event that at any time as a result of
                  an adjustment made pursuant to subdivision (i) of this subparagraph (c), the holder of any share of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Ratio of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph 3.

                           (viii) The Average Market Price of Common Stock at
                  any date shall be deemed to be the average of the Current Market Prices (as defined below) for the 30 consecutive business days commencing 45 business days before the date in question.

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                  The "Current Market Price" on any given day shall mean the closing price per share of the Corporation's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if not listed or traded on any such exchange or system, on the Nasdaq Bulletin Board, or if not listed or traded on any such exchange, system or board, the average of the bid and asked price per share on NASDAQ or, if such quotations are not available, the fair market value per share of the Corporation's Common Stock as reasonably determined by the Board of Directors of the Company.

                  (d)      Notices of Record Date.  In case:

                           (i) there shall be any capital stock reorganization
                  or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

                           (ii) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Series A Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (B) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (i) or
         (ii) of this subparagraph (d).

                  (e) Reservation of Common Stock for Conversion. The Corporation covenants that it will (i) use its best efforts to cause an amendment to its Certificate of Incorporation to increase the aggregate number of shares of authorized Common Stock from 15,000,000 shares to 100,000,000 shares (the "Charter Amendment") to be approved and adopted by its stockholders as soon as possible after the date hereof and thereafter promptly to file the Charter Amendment with the Secretary of State of the State of Delaware and (ii) thereafter,

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         at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock not theretofore converted. For purposes of this subparagraph (e), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  (f) Taxes Upon Conversion. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Series A Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (g) Modification of Common Stock. Notwithstanding any provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind of amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (each, a "non-electing share"), then for the purpose of this subparagraph (g) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Series A Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph 3 shall correspondingly be made applicable, as nearly as may

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         reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series A Convertible Preferred Stock. Any such adjustment shall be approved by the Board of Directors of the Corporation, evidenced by a certificate of the chief financial officer of the Corporation to that effect delivered to the conversion agent; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

                  The above provisions of this subparagraph (g) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                  4. No Reissuance of Series A Convertible Preferred Stock. No share or shares of Series A Convertible Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the authorized number of shares of the Series A Convertible Preferred Stock.

                  5. Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of the Series A Convertible Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote and, with respect to such right to vote, shall be entitled to notice of any stockholders' meeting in accordance with the Corporation's Bylaws, and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could then be converted, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein, or to the extent class or series voting is otherwise required by law or agreement, the holders of the Series A Convertible Preferred Stock and the holders of the Common Stock shall vote together as a single class and not as separate classes.

                  6. No Consent Required. No consent of the holders of the Series A Convertible Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of stock of the Corporation ranking senior (provided such class of stock is not convertible into Common Stock or any equity security convertible into or exchangeable for Common Stock), junior or pari passu as to dividends or upon liquidation to the Series A Convertible Preferred Stock or (c) any increase of decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                  7. Reservation of Rights. The Board reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares which constitute the Series A Convertible Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

                                                           Page 104 of 241 Pages



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

                  IN WITNESS WHEREOF, Geokinetics Inc. has caused this Certificate of Designation of Series A Convertible Preferred Stock to be made under the seal of the Corporation and signed by Jay D. Haber, its President, and attested by Michael Hale, its Secretary, as of this 11th day of July, 1997.

                                                         GEOKINETICS INC.

                                                         By:/s/ JAY D. HABER

                                                         Name:  Jay D. Haber
                                                         Title:    President

[SEAL]
Attest:

/s/ MICHAEL HALE

Name:  Michael Hale
Title:    Secretary

                                                       Page 105 of 241 Pages

STATE OF TEXAS)
               )ss.:
COUNTY OF HARRIS)

                On the 11th day of July, 1997 before me, the undersigned Notary Public, personally came Jay D. Haber, to me known, who by me duly sworn, did depose and say that deponent is the President of GEOKINETICS INC., the corporation described in, and which executed the foregoing instrument, that the facts stated therein are true, that deponent knows the seal of the Corporation, that the seal affixed to the instrument is the corporate seal, that it was affixed by order of the board of directors of the Corporation, and that deponent signed deponent's name to the foregoing instrument by order of the board of directors of the Corporation being authorized so to do on its behalf.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                /s/ SUSAN POE

                                                                Notary Public

STATE OF TEXAS  )
                ) ss.:
COUNTY OF HARRIS)



               11th day of July, 1997 before me, the undersigned Notary
Public, personally came Michael Hale, to me known, who by me duly sworn, did depose and say that deponent is the Secretary of GEOKINETICS INC., the corporation described in, and which executed the foregoing instrument, that the facts stated therein are true, that deponent knows the seal of the Corporation, that the seal affixed to the instrument is the corporate seal, that it was affixed by order of the board of directors of the Corporation, and that deponent signed deponent's name to the foregoing instrument by order of the board of directors of the Corporation being authorized so to do on its behalf.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                                /s/ SUSAN POE

                                                                Notary Public

                                                      Page 106 of 241 Pages


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